CERTIFICATE OF TRUST OF                 EXHIBIT 3.2
                             FCB/NC CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST of FCB/NC Capital Trust I (the "Trust"), dated February 27, 1998, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is "FCB/NC Capital Trust I".

         2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

             Bankers Trust (Delaware)


             E.A. Delle Donne Corporate Center
             Montgomery Building
             1011 Centre Road, Suite 200
             Wilmington, Delaware  19805-1266

         3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.



                                             BANKERS TRUST (DELAWARE),
                                             not in its individual capacity, but
solely as trustee

                                             By:  /s/ M. Lisa Wilkins
                                                  ------------------------------
                                             Name:    M. Lisa Wilkins
                                             Title:   Assistant Secretary